Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report on Form 10-K of Boston Biomedica, Inc., a Massachusetts corporation (the “Company”) for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the  “Report”),  I, Kevin W. Quinlan, President, Chief Operating Officer and Treasurer of Boston Biomedica, Inc., a Massachusetts corporation (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1)           The  Report  of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 26, 2004	/s/	Kevin W. Quinlan
Kevin W. Quinlan
President, Chief Operating Officer and Treasurer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Boston Biomedica, Inc. and will be retained by Boston Biomedica, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.